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                                                                    EXHIBIT 4.49

SCMB
                                 CORPORATE BANKING DIVISION

 PRIVATE AND CONFIDENTIAL        Standard Bank Centre              P O Box 61344
                                 3 Simmonds Street             Marshalltown 2107
                                 Johannesburg 2001
 The Directors                                              S.W.I.F.T SBZA ZA JJ
 Durban Roodepoort Deep Limited                          Telegrams "STANMERBANK"
 PO Box 82291                                             Telex 4-87620, 4-87629
 Southdale                                                   Fax  (011) 636-2371
 2135                                                                  Telephone
                                                      Switchboard (011) 636-9115


ATTENTION : MR IAN MURRAY


Date             Direct telephone number  In reply please quote   Your reference
                                          our reference
07 October 2002  (011) 636-3527           WVDM/tdj


Dear Sirs

BANKING FACILITIES

The Standard Bank of South Africa Limited (including alt of its divisions hereinafter referred to as "the Bank") represented by its Standard Corporate and Merchant Bank Division, confirms having granted certain banking facilities ("the facilities") to Durban Roodepoort Deep Limited ("the Customer"). The facilities shall upon signature hereof by the Customer and any other signatories hereto, and fulfilment or waiver of any conditions precedent mentioned herein, be subject to the revised terms and conditions (including but not limited to any revised limits) contained in this letter and in Annexures "A" and "B" hereto.

1.       THE FACILITIES

         --------------------------------------------------------------------
         NATURE OF FACILITY                        MAXIMUM AGGREGATE LIMIT

         --------------------------------------------------------------------
         General  Short  Term  Banking   Facility  R 60 000 000
         ("GSTBF")
         --------------------------------------------------------------------
         Business Mastercard                       R     30 000
         --------------------------------------------------------------------

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
--------------------------------------------------------------------------------
STANNIC
Liquidating Credit Line                                            R     250 000
Fleet Management Service                                           R      12 000

--------------------------------------------------------------------------------
GUARANTEES BY BANK
Performance Guarantees                                             R   6 000 000
--------------------------------------------------------------------------------
DERIVATIVE PRODUCTS
Forward Exchange Contracts                                         R 110 000 000
(Maturities within 370 days)
--------------------------------------------------------------------------------
ELECTRONIC BANKING TRANSACTIONAL LIMITS
   -     CORPORATE ACCESS TERMINAL SYSTEM (CATS)
   -     Own Accounts                                              R  21 000 000
   -     Same Day Soonest Value Services (SSVS)                    R  92 700 000
   -     ELECTRONIC FUNDS TRANSFER SERVICE (EFTS)
   -     Monthly                                                   R  17 800 000
   -     December                                                  R  17 800 000
--------------------------------------------------------------------------------

2.       CONDITIONS PRECEDENT

2.1 The facilities shall be subject to the revised terms and conditions in this letter and any annexures hereto upon fulfilment, to the satisfaction of the Bank of the following conditions precedent:

2.1.1 that all the securities referred to under the heading "Security" in this facility letter have been properly furnished to the Bank together with such supporting resolutions as the Bank may require;

2.1.2 that all formalities referred to in this facility letter have been duly completed.

2.2 The above conditions are inserted for the benefit of the Bank, who may waive any of the said conditions in its sole discretion.

2.3 Notwithstanding anything to the contrary in this letter, until such time as the said conditions precedent have been fulfilled or waived, the facilities shall continue to be

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                                                                               3

             subject to the terms and conditions currently pertaining thereto and should any of the facilities be withdrawn or repayment thereof be demanded by the Bank during such period, this letter shall be of no further farce or effect (even if the conditions precedent are subsequently met) and the facilities shall be governed by the current terms and conditions pertaining thereto.

3.       SECURITY

3.1 Any security currently held by the Bank shall also constitute security for the facilities.

3.2 In addition and without prejudice to any security already held by the Bank, the Bank requires the following as security for all the Customer's indebtedness to the Bank from time to time, howsoever arising:

3.2.1 cross suretyships in favour of the Bank and on terms and conditions acceptable to the Bank, between the Customer and Crown Consolidated Gold Recoveries Limited.

3.3 The security referred to in this paragraph is in addition to and not in substitution for any security arrangements made in terms of any separate terms and conditions of specific facilities.


4.       ADDITIONAL TERMS

4.1          ADDITIONAL PARTIES

4.1.1 The parties listed in the facilities schedule attached to this letter and any other parties requested by the Customer from time to time and agreed to by the Bank in its sole discretion ("the Additional Parties"), are hereby expressly authorised by the Customer, and shall consequently be entitled, to utilise the facilities together with the Customer, in accordance with the details set out in the said facilities schedule, or otherwise as the Bank may with respect to both the Customer and the Additional Parties, from time to time in its sole discretion allow. Any amounts which may at any time be or become owing to

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                                                                               4

                   the Bank in respect of the facilities so utilised by any Additional Party and not discharged on due date by such Additional Party, shall be discharged in full by the Customer, forthwith upon receipt by the Customer of the Bank's written demand. Any such utilisation by an Additional Party shall be subject to the terms and conditions contained in this letter and any annexures hereto, and shall further be subject to:

4.1.1.1 all the conditions precedent contained in this letter having been fulfilled or waived;

4.1.1.2 the aggregate amount of the utilisation of the facilities by the Customer and the Additional Parties not at any time exceeding the maximum aggregate limit for each facility except to the extent the Bank, may in its sole discretion allow;

4.1.1.3 the Additional Parties not being entitled to utilise such facilities in the event the facilities are terminated by the Bank, by notice to the Customer, or otherwise in terms of this letter;

4.1.1.4 the Additional Parties having signed this letter and any separate documentation pertaining to any facility, should the Bank so require.

4.1.2 Should the Bank offer (or have offered) its cash management service to the Customer, any parties ("the Participating Parties") which from time to time participate in the Customer's cash management arrangement shall also be entitled to utilise the Customer's overdraft facility subject to the provisions of this letter. The Participating Parties shall consequently be deemed to be included in the definition of "the Additional Parties" for purposes of this paragraph 4.1.

4.1.3 Without derogating from the provisions of 4.1.1 above, the following further parties listed below shall, subject to the provisions of this letter, also be entitled to use the Customer's Electronic Banking Transactional Limits in such amounts as the Bank may from time to time in its sole discretion allow, and such parties shall accordingly be deemed to be included in the definition of "Additional Parties" for the purposes of this paragraph 4.1:

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                                                                               5

4.1.3.1                   Crown Gold Recoveries Limited.

4.1.4 Without prejudice to the Bank's rights in terms of any other provisions of this paragraph 4.1. the Customer hereby indemnifies and holds the Bank harmless, against any loss or damage of whatsoever nature, which the Bank may suffer or sustain, arising from, or relating to the utilisation of the facilities by any Additional Party in terms of this letter.

4.2      PROVISION OF INFORMATION

         The Bank requires the Customer, and the Customer undertakes by its signature hereto, to furnish the Bank with:

4.2.1 signed copies of annual audited financial statements in respect of such parties as the Bank may require, as soon as those financial statements are ready and available, but in any event within a period of 90 days from the end of THE financial year to which they relate;

4.2.2 such further information as the Bank may require, from time to time.

4.3      MATTERS REQUIRING THE BANK'S CONSENT

         The Customer by its signature hereto, undertakes to the Bank that it will not and it will procure that its subsidiaries do not, without the Bank's prior written consent:

4.3.1              incur any further borrowings.

4.4      FURTHER UNDERTAKINGS

         The Customer by its signature hereto, undertakes to the Bank:

4.4.1 that it will approach the Bank first (unless it wishes to approach a bank which is not situated in the Republic OF South Africa) for the financing of any facility, to settle the GSTBF, notwithstanding that the Bank has no obligation to offer the aforesaid facility to the relevant party/ies, that it will furnish the Bank with all the information which it may request in regard to the above and that it will

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                                                                               6

                   give the Bank a reasonable time within which to make the above offer, whereafter the Customer, may approach another financier in respect thereof.

4.5          REDUCTION IN GSTBF

             Without prejudice to any of the Bank's right in terms of paragraph 2 of Annexure A the Maximum Aggregate Limit in respect of the GSTBF shall automatically reduce to Nil on 7 April 2003, on which date all amounts in excess of the reduced Maximum Aggregate Limit shall be immediately due and payable to the Bank.

5.       ACCEPTANCE

         To indicate your acceptance of the aforegoing, kindly initial each page of the attached duplicate of this letter (including any annexures hereto), sign the acknowledgement on the final page of the letter as acceptance of the terms and conditions of the facilities and return same to the bank before 30 November 2002, in which event the Bank shall require (and the Customer by its signature hereto undertakes to provide to the Bank):

5.1 a certified copy of the memorandum and articles of association of the Customer, the Additional Parties, and all parties required to furnish the Bank with security in terms of this letter, as well as any special resolutions registered to date and/or any founding statements, association agreements, trust deeds, letters of authority or other documents as the Bank may request;

5.2 a certified copy of a supporting resolution in relation to this facility letter along the lines of the enclosed specimen.

6.       CONFLICT

6.1 The terms and conditions of this letter, any annexures to this letter and any separate terms and conditions (embodied in writing) or written agreements relating to a facility, shall be read together, provided that should a conflict exist or arise:

6.1.1 the separate terms and conditions relating to a particular facility shall prevail; and

6.1.2 the contents of this letter shall prevail over any annexures hereto.

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                                                                               7

6.2 To the extent there are any undertakings, warranties or the like by the Customer or any other party, contained in this letter or any of its annexures, such undertakings, warranties or the like do not in any way prejudice or detract from the Bank's rights with respect to facilities that are repayable or terminable in terms of paragraph 2 of annexure A.

Yours faithfully
/s/ David Austen p.p.
W. Van Der Merwe
ACCOUNT EXECUTIVE


 TERMS AND CONDITIONS ACCEPTED

SIGNED AT    JOHANNESBURG              ON                7 OCTOBER

For:     Durban Roodepoort Deep, Limited (Registration Number:  1895/000926/06)


Signature:   /s/ Ian Murray                     IAN MURRAY
             --------------

Physical
Address:     45 Empire Road
             PARKTOWN
Tel:         381-7807
Fax:         482-4643


             Signature Verified
             For The Standard Bank of South Africa

             (Signed) Manager Sale Support


[LAST SIGNED ON 7 OCTOBER 2002]

##
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                                                                               8



[PICTURE OMITTED]



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                                                                               9

GENERAL TERMS AND CONDITIONS

1.       DEFINITIONS

1.1 In this annexure, words and phrases shall, unless the context indicates otherwise, or the relevant word or phrase is defined separately in this annexure, bear the meanings assigned to them in the letter of offer ("the offer letter") to which this document forms an annexure.

1.2 The offer letter together with all annexures thereto is referred to as "the facility letter".

2.       DURATION AND REPAYMENT OF FACILITIES

         Subject to any contrary provisions with respect to a particular facility (or a particular instrument) contained in the offer letter, or in any other annexures to the offer letter or in any other written agreement:

2.1 each facility may be terminated by the Bank BY notice to the Customer to that effect in which event the relevant facility/ies shall either be cancelled forthwith or from any subsequent date stated in that notice: and/or

2.2 the Bank may, by notice to the Customer, require all amounts outstanding under all or a particular facility/ies (or instrument/s) to be repaid immediately or by any later date stated in such notice; and/or

2.3 the aggregate maximum limit for each facility may be reduced by the Bank by notice to that effect to the Customer, in which event all amounts in excess of the limit/s so reduced shall become immediately repayable.

3.       INTEREST

3.1      Interest shall be:

3.1.1 payable at a rate which shall initially be determined and may subsequently be altered from time to time by the Bank;

3.1.2 calculated on the daily balance owing under a facility, notwithstanding that such balance may have been increased by the debiting of interest to such balance;

3.1.3 calculated on the basis of a 365 day year factor, irrespective of whether or not the year in question is a leap year.

3.2 Any excess availment above the agreed limit for a facility, shall without prejudice to any outer rights the Bank may have, attract additional interest at a rate of 2.5% p.a.

4.       EXCHANGE CONTROL

         Should the Customer (or any Additional Party) become subject to the provisions of Exchange Control Regulation 3(1)(f) the Customer warrants that the facilities will be duly reported in the Exchange Control questionnaire (Form MP79(a)) submitted annually by the Customer (or Additional Party, as the case may be).

 5.      CERTIFICATE

         A certificate signed by any manager of the Bank (whose appointment or authority need not be proved) as to any amount owing to the Bank under the facility letter, the rates of interest and any other fact stated therein, shall be prima facie proof of the content of such certificate.

 6.      PENALTY INTEREST

         All amounts payable to the Bank in terms of the facility letter which are not paid on the due date thereof shall with effect from that date bear interest at the rate of 2,5% (two comma five per cent) per annum above "Prime" which is defined below, compounded monthly in arrears, without prejudice to any right which the Bank may otherwise have as a result of that non-payment. "Prime" is the publicly quoted basic rate of interest per annum ruling from time to time (as certified by any general manager or director of the Bank, whose appointment it shall not be necessary to prove) at which the Bank lends on overdraft.

7.       FREE OF DEDUCTION

         All amount paid to the Bank under the facility letter shall be made free of deduction or set-off. Should the Customer (or any Additional Party) be compelled by law to withhold or deduct any taxes or other charges from any amounts payable to the Bank, the amounts payable to the Bank shall be increased to the extent necessary to ensure that the Bank receives the amounts payable, free of such withhold or deduction.

8.       ALLOCATION OF PAYMENTS

         The Bank will be entitled to allocate any payments received under the facility letter to any indebtedness of the Customer (or any Additional party) to the Bank and the Customer waives any rights it may have to name the debt in respect of which payment is made.

9.       WARRANTIES

         The Customer by its signature hereto, represents and warrants to the Bank throughout the currency of the facility letter that:

9.1 it is a corporation duly registered and existing under the laws of the Republic of South Africa (if the Customer is cited as a corporation in this letter):

9.2 it has full power to enter into and perform in terms of the facility letter and has taken all necessary corporate and other actions to authorize the borrowings hereunder, including such steps as may be necessary to comply with the provisions of Article 60 of Table A or
         Article 61 of Table B of the Companies Act 1973 (as amended) if applicable;

9.3 the facilities constitute legal, valid, binding and enforceable obligations of the Customer;

9.4 no litigation, arbitration or administrative proceeding is presently in progress or, to the knowledge of the Customer, pending or threatened against it, or any of its assets or assets to be acquired which relate to the facilities or which would have a materially

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         adverse effect on the financial condition of the Customer;

9.5 it has disclosed to the Bank any and all material information which may have affected the Bank's decision to grant the facilities.

10.      CHANGE IN CIRCUMSTANCES/COMMITMENT FEE

10.1 Notwithstanding anything contained in the facility letter to the contrary, if any change in or introduction of any law, regulation, ruling, directive, policy and/or guidelines or any other similar event with which the Bank or any of its divisions is obliged to comply and/or which is in accordance with the practice of a responsible banker, or any interpretation or administration thereof, results in any increase to the Bank in the cost of maintaining and/or providing any of the facility options or any unutilized portions thereof, the Bank reserves the right to recover such additional costs from the Customer on demand.

10.2 As the Bank is obliged in terms of current legislation to observe reserving requirements for maintaining unutilized facilities where commission is payable funds is for periods in excess of 365 days, the Bank reserve the right to levy a commitment fee at its usual rates prevailing from time to time and in accordance with normal banking practice, for keeping any unused portion of the facilities at the Customer's disposal.

11       LEGAL CHARGES

         All legal costs/fees (on the attorney and own client scale) and other charges and expenses in connection with the facilities including but not limited to all costs incurred by the Bank in the enforcement of any of its rights under the facility letter, the preparation of the facility letter or any other documentation in relation hereto, the registration and eventual cancellation of any mortgage bonds referred to in the facility letter, and the premiums on any insurance policy/ies) which may be ceded to the Bank together with the stamp duty due on the required security documents, will be for the account of the Customer and payable on demand.

12.      WHOLE AGREEMENT,. VARIATION OF TERMS, NO INDULGENCE

12.1 The agreement created upon acceptance of the facility letter by the Customer shall constitute the whole agreement between the Bank and the Customer relating to the subject matter of the facility letter.

12.2 Save for an amendment referred to in the paragraph headed 'Switching between Facilities' no variation or amendment or consensual cancellation of any of the terms contained in the facility letter shall be of any force or effect unless it is recorded in writing and is signed on behalf of the Bank by one of its authorised officials and accepted by the Customer.

12.3 No indulgence shown or extension of time given by the Bank shall operate as an estoppel against the Bank or waiver of any of the Bank's rights unless recorded in writing and signed by the Bank.

12.4 The Bank shall not be bound by any express or implied term. representation, warranty, promise or the like not recorded herein, whether it induced the conclusion of any agreement and/or whether it was negligent or not.

13.      SEVERABILITY

         Each provision of the facility letter is severable, the one from the other and, if at any time any provision is or becomes or is found to be illegal, invalid, defective or unenforceable for any reason by any competent court, the remaining provisions shall be of full force and effect and shall continue to be of full force and effect.

14.      GOVERNING LAW

         The terms of the facility letter shall be governed by and interpreted in accordance with the laws of the Republic of South Africa.

15.      DOMICILIUM AND NOTICES

15.1 The Customer chooses as its domicilium citandi et executandi for all purposes in connection with the facility letter at the address set out under its acceptance of the facility letter. Such domicilium may be changed to another physical address within the Republic of South Africa upon 14 days written notice to the Bank,

15.2 Any notices sent/delivered to the Customer shall be deemed to have been received, if sent/ delivered to this paragraph:

15.2.1   by hand, on the date of delivery;

15.2.2   by prepaid post, 7 days after the date of posting;

15.2.3 by telex or telefacsimile, on the first business day (being a day which is not a Saturday, Sunday or Public Holiday in the Republic OF South Africa) following transmission

15.3 notwithstanding anything to the contrary in this paragraph a written notice or other communication actually received by any party shall be adequate written notice or communication to it notwithstanding that the notice was not sent to or delivered at its chosen address.

16.      CESSION

         Neither the Customer nor any Additional Parties shall be entitled to cede or delegate their rights and/or obligations in terms of the facility letter to any party without the prior written consent of the Bank.


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                                                                              11


17.      ARBITRATION

         If any claim by the Bank in connection with the facilities or indebtedness to the Bank should be disputed, the matter in dispute may at the Bank's option be referred to arbitration in accordance with the arbitration laws of the Republic OF South Africa.

18.      DISCLOSURE OF INFORMATION

         The Customer authorises the Bank to furnish Standard Bank Investment Corporation Limited, any other subsidiary or associate company of Standard Bank Investment Corporation Limited, and any cessionary of the Bank's rights in terms hereof with any information/documentation they may request regarding the facilities, the Additional Parties or the Customer.

19.      SWITCHING BETWEEN FACILITIES

         The Customer shall be entitled to request that all or part of any unutilised portions of the maximum aggregate limit for a particular facility be allocated to another facility. Should the Bank agree to such request and whether such agreement is notified to the Customer or not, the maximum aggregate limits for the facilities in question shall be deemed to be amended accordingly. If a re-allocation is made in terms of this clause to a type of facility not previously granted, such new facility will be deemed to have been incorporated in the offer letter and accordingly in the definition of "the facilities", and the maximum aggregate limit for such facility shall be the amount allocated thereto.

         In the event of the maximum aggregate limit ('the limit") of any of the facilities being exceeded at any time, the Bank may without notice and without prejudice to any of its other rights as a result of such breach, in its sole discretion elect to eliminate such excess by appropriating the whole or any portion of the limit/s allocated to the remaining facilities which are not utilised to increase the limit of the facility which is in excess.

20.      EVENTS OF DEFAULT

20.1 For the purposes of the facility letter each of trio following events shall be regarded as an event of default:

20.1.1 if the Customer fails to pay any sum due by it to the Bank or to Standard Bonk investment Corporation Limited or any other subsidiary or associate company of Standard Bank Investment Corporation Limited, on the due date therefor,

20.1.2 if the Customer defaults in the due and punctual performance of my other obligation under the facility fetter or under any other written agreement between the Customer and the Bank or between the Customer and Standard Bank Investment Corporation Limited or any other subsidiary of associate company of Standard Bank Investment Corporation Limited;

20.1.3 if any representation, or warranty or undertaking made or represented either in respect of the Customer in or pursuant to the facility letter or in any documents delivered under the facility letter, is not complied with or is incorrect in any respect;

20.1.4 if the Customer is deemed to be unable to pay its debts in accordance with the provisions of section 345 of the Companies Act, 1973 (as amended) or otherwise defaults generally in the payment of its liabilities;

20.1.5 if a resolution is taken by the members or shareholders of the Customer or the members or shareholders of any surety/guarantor for the Customer's indebtedness to the Bank, to voluntarily wind-up any of the said parties or if any of the said parties or any of their assets become subject to any sequestration, liquidation or judicial management order, whether provisional or final, or if any trustee, liquidator. curator, judicial manager or any similar officer is appointed in respect of any of the said parties or any of their assets;

20.1.6 if the Customer or any surety/guarantor for the Customer's indebtedness to the Bank, is unable to pay its debts. suspends or threatens to suspend payment of all or a material part of (or of a particular type of) its indebtedness to any other creditors, commences negotiations or takes any other step with the view to the deferral, rescheduling or other readjustment of all of (or alt of a particular type of) its indebtedness to creditors (or of any part of such indebtedness which it will or might otherwise be unable to pay when due), proposes or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or a moratorium is agreed or declared in respect of or affecting all or a part of the indebtedness of the Customer or of any surety/guarantor for the Customers indebtedness to the Bank (as the case may be):

20.1.7 if an attachment, execution or other legal process is levied, enforced, issued or sued out on or against any assets of the Customer or of any surety/guarantor for the Customers Indebtedness to the Bank, and is not discharged or stayed within 30 (thirty) days;

20.1.8 if at any time, the amount outstanding under a facility granted to the Customer exceeds the maximum aggregate limit for that facility, or the total amounts outstanding under all of the facilities exceed the total of the maximum aggregate limits for each facility;

20.1.9 if any sureties in respect of the Customer's indebtedness; to the Bank deliver a valid and effective notice of termination of liability under such suretyship;

20.1.10 if the auditors of the Customer in any financial statements of the Customer published after the signature of the Customer to the facility letter materially qualifies that annual statement in

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         any respects or inserts a note in the supporting documents to that financial statement relating to any material irregularity;

20.1.11 if there is a material deterioration in the Customer's financial position. "Material deterioration" shall mean material deterioration In the Bank's, reasonable opinion.

20.1.12 if the Customer embarks on any process or concludes any transaction in terms of which the Customer acquires or wilt acquire its own shares, or in terms of which the Customer assists or proposes to assist one of its subsidiaries to purchase shares in 'the Customer or in terms of which a payment will be made to shareholders in terms of S90 of the Companies Act 61 of 1973, as amended, without the prior written consent of the Bank;

20.1.13 if the Customer embarks on any process or concludes any transaction in terms of which the Customer assists, or proposes to assist its holding company to acquire its own (i.e. the holding company's) shares or where the Customer acquires shares in its holding company;

20.1.14 should the Bank become aware, at any time, of a fact or circumstance (whether same was present at or before the time of acceptance of this facility letter by the Customer or arose thereafter), which in the reasonably exercised opinion of the Bank has, or could in the future have, an adverse effect on the Customer's ability to perform any of Its obligations to the Bank in terms of the facility letter, or prejudice the Bank's position with respect to the facilities in any other way;

20.1.15  any of the above paragraphs apply to any Additional Party.

20.2 The Bank may without prejudice to any other rights hereunder or at law, at any time after the happening of an event of default, by written notice to the Customer:

20.2.1 decline any request by the Customer (or any Additional Party) to draw down any further monies under the facilities (or any one or more of them) or to further utilize / or avail of any of the facilities (or any one or more of them); and/or

20.2.2 require on demand payment of all indebtedness under the facilities (or any one or more of them) which is then outstanding and whether or not it is then due for payment, and upon any such demand all that indebtedness shall immediately become due and payable; and/or

20.2.3 require on demand cash security for any contingent liabilities under the facilities to the Bank. 20.2.4 The Bank's rights under this paragraph shall not be exhaustive but shall be in addition to and without prejudice to any other rights which it may have under the facility letter or law.

20.4 The contents of this paragraph shall not derogate from the Bank's rights in relation to any facilities which are repayable and/or terminable on demand.

TERMS AND CONDITIONS OF SPECIFIC FACILITIES

1.       DEFINITIONS

1. In this annexure, words and phrases shall unless the context indicates otherwise, or the relevant word or phrase is defined separately in this annexure, bear the meanings assigned to them in the offer letter ('the offer letter") to which this document forms an annexure.

1.1 The offer letter together with all annexures thereto is referred to as "the facility letter'.

2.       AVAILMENT OF SPECIFIC FACILITIES

         The Customer shall only be entitled to avail of those facilities referred to in the offer letter, which facilities shall in addition to the terms and conditions contained in the offer letter and any other annexures thereto and arty separate agreement pertaining to such facilities, be subject to the relevant terms and conditions for each facility as set out in this annexure.

3.       GSTBF

3.1      AVAILABILITY

3.1.1 Subject to the availability of a particular instrument at a particular time and any contrary indication in the offer letter or thereafter, any of the instruments referred to below may be utilised provided that the aggregate amount outstanding at any point In time, under such instruments together with any limit afforded to the Customer for a Revolving Credit Facility, shall not exceed the aggregate maximum limit granted to the Customer for GSTBF and, neither the Customer nor any of the Additional Parties shall be entitled to utilise an Instrument to the extent that such utilisation would result in the said aggregate maximum limit being exceeded.

3.1.2    Should:

3.1.2.1 there be any change in legislation or in the departmental practice of arty authority, and in particular without limiting the generality of the aforegoing, any change it the Income Tax Act 1962 (as amended) or the Banks Act 1990 (as amended) or any regulations made in terms thereof, or in the interpretation or application of any such legislation or departmental practice, by any court or competent official; or

3.1.2.2 there be any change in banking practice as it affects or is applied by the Bank and any other financial institution registered in terms of the Banks Act 1980 (as amended); or

3.1.2.3  any other event occurs which is beyond the control of the Bank;
         with the result that an instrument offered in terms hereof is no longer made available, the Bank may notify the Customer in writing that the affected instrument will no longer be made available and the Customer shall, within 5 (five) days of the despatch of such notice elect (or procure that any Additional Party Wising an affected instrument under the provisions of the facility letter elects):

3.1.2.3.1 to utilize one or more of the other instruments offered under the GSTBF;

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                                                                              13


3.1.2.3.2 or to settle the amount owing under the affected instrument.

3.2      INSTRUMENTS COMPRISING GSTBF

3.2.1    OVERDRAFT
         INTEREST

         The initial rate of interest on the overdraft shall be the Bank's Prime overdraft interest rate, which is the publicly quoted basic rate of interest per annum (as certified by any manager of the Bank, whose appointment it shall not be necessary to prove) at which the Bank lends on overdraft. Such interest will be payable monthly in arrears and be debited to the relevant current account or, a day convenient to the Bank, once in each calendar month in arrears.

3.2.2    CALL LOANS
         INTEREST
         The rate applicable to each call loan, shall be the rate quoted to the Customer (or an Additional Party) by the Bank prior to the availment of each such call loan and the Bank shall be entitled to adjust the rate at its discretion on a daily balls. Interest shall be payable monthly in swears on dates convenient to the Bank in each calendar month and an the date of repayment of a call loan.

3.2.3    SHORT TERM LOANS
         INTEREST
         The rate applicable to each short term loan shall be the rate quoted by the Bank to the Customer (or an Additional Party) prior to the availment of each such short term loan. Interest shall be payable on the due date for repayment of a short term loan unless otherwise agreed between the Bank and the Customer (or an Additional Party). REPAYMENT Subject to the Bank's rights in terms of the paragraph headed "Duration and Repayment of Facilities" in the facility fetter, all amounts outstanding under each short term loan shall be repayable at the end of a period as stated by the Bank to the Customer (or any Additional Party) for each short term loan prior to the advance of each short term loan.

3.2.4 REVOLVING ACCEPTANCE CREDIT FACILITY AND FOREIGN CURRENCY FINANCE FACILITY The availment of the revolving acceptance credit facility and the Foreign Currency Finance Facility shall be subject to the Customer (or any Additional Party) having agreed to the Bank's separate terms and conditions pertaining to each of these particular facilities.

3.2.5    OFFSHORE TRADE AND WORKING CAPITAL LOANS

3.2.5.1 OFFSHORE LOAN PROVIDED BY STANDARD FINANCE ISLE OF MAN) LIMITED ("SFL") OR STANDARD BANK LONDON LIMITED ("SBL"): The availment of this facility shall be subject to SFL or SBL having agreed to grant the Customer (or Additional Party) such facility and the Customer (or the Additional Party, as the case may be) having accepted SFL's or SBL's separate terms and conditions pertaining to such facility (as the case may be).

         For the purposes of calculating the amount outstanding under the GSTBF, amounts owed to SFL or SBL under this facility shall also be taken into account and the equivalent rand amount utilised under this facility shall be calculated by nationally converting the balance outstanding under this facility on a daily basis, to the rand equivalent using the Bank's daily spot rate of exchange or the rate specified in an applicable forward exchange contract, as the Bank may in its sole discretion decide.

3.2.5.2  Offshore Loans provided by the Bank:
         Interest
         The rate applicable to each loan advanced by the Bank under this facility, shall be the rate quoted by the Bank to the Customer (or any Additional Party) prior to the advance of each such loan. Interest will be calculated on each loan on the basis of actual days elapsed on a 350 day period (or 365 days for certain currencies determined by the Bank, such as [original unreadable] of each consecutive interest period (the duration of which will be the period agreed upon by the Bank and the Customer (or any Additional Party ) prior to the advance of each' loan) and on the date of repayment of the loan. unless otherwise agreed by the Bank.

         REPAYMENT

         All amounts outstanding under each offshore loan granted under this facility shall be repayable in the currency in which such loan was made.

         Should the Bank terminate this facility and require repayment of all amounts outstanding thereunder, the Bank shall be entitled, but not obliged, in its sole discretion, to advance funds under one of the other instruments made available under the GSTBF and to utilise the funds so advanced to settle or reduce the amounts owed to the Bank under this facility. Any funds advanced by the Bank in terms of this paragraph will be converted to the currency in which the offshore loans were made available, at the Bank's spot rate of exchange on the day on which the funds are used to settle or reduce the amounts outstanding under this facility or in the Bank's sole discretion the forward exchange rate provided for in any forward exchange contract which may he in force at the relevant point in time.

         CALCULATION OF RAND AMOUNT UTILISED

         For the purposes of calculating the total rand amount utilised under the GSTBF, the balance outstanding under this facility shall be notionally converted on a daily basis to the rand equivalent using the Bank's daily spot rate of exchange.

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                                                                              14


         EXCHANGE CONTROL APPROVAL

         This facility may only be utilised to the extent that such exchange control approval as may be required, has been obtained (proof of which has been furnished to the Bank).

3.2.6    OTHER INSTRUMENTS

         Any other instruments offered by the Bank as a GSTBF may be utilised, provided that the Bank has agreed thereto and that the Customer (or the relevant Additional Party, as the case may be) has executed any additional documentation which the Bank may require (failing any such requirements, the facility letter and the Bank's usual terms and conditions relating to such instrument, shall be applicable).

4.       DERIVATIVE PRODUCTS

4.1 The maximum aggregate amount of the value (or nominal value, as the case may be) of alt contracts which may be concluded under each derivative product shall not exceed the maximum aggregate limit recorded for each product in the offer letter.

4.2 It is recorded that to the extent such an - agreement has not already been concluded, the Bank and the Customer and any Additional Parties allowed to utilise the derivative products, intend negotiating the terms of a master agreement which is to be entered into between them in due course in relation to the derivative products. Such agreement will comprise the 1992 ISDA Master Agreement (Multicurrency Cross Border) as published by the International Swaps and Derivatives Association CISDA"), the schedule to be attached thereto, and any addenda which. may be attached, (collectively 'the Master Agreement'). Until such time as the said parties have finally agreed to the terms to be inserted in the aforesaid schedule and prior to the Master Agreement

         Parties who sign the facility letter, agree to be bound by and that the derivative products shall be subject to the Master Agreement, excluding addenda but including a schedule which shall be deemed to contain the following terms only:

4.2.1 for purposes of "Payments on Early Termination" under section 6(e) of the Master Agreement "Market Quotation" and "the Second Method", will apply;

4.2.2 the addresses referred to in clause to in clause 12(a) of the Master Agreement shall be:

4.2.2.1      in respect of the Bank:
             Attention : Legal Manager, Risk Management
             Division, Treasury Operations
             Standard Bank Centre
             Entrance 2
             3rd Floor
             3 Simmonds Street
             Johannesburg
             2001
             Telephone No. (011) 636-9773
             Fax No. (011) 636-1792

4.2.2.2 in respect of the Customer and the Additional Parties, the addresses set out under their acceptance of this facility letter;

4.2.3 the Governing Law in terms of clause 13(a) of the Master Agreement is South African Law;

4.2.4 the "Termination Currency" referred to in clause 14 of the Master Agreement means South African Rands.

         The Master Agreement and any confirmations issued in terms thereof shall, in the case only of the derivative products, prevail over the terms of the facility letter to the extent that a conflict exists between the two.

5.       GUARANTEES AND LETTER OF CREDIT FACILITIES

5.1 The aggregate amount of any and all guarantees and letters of credit issued by the Bank under guarantee and letter of credit facilities respectively shall at no time exceed the maximum aggregate limits for the respective facilities.

5.2 The rate of commission applicable to each guarantee/letter of credit issued shall be agreed upon at the time the request to issue a guarantee is made, or alternately, in the absence of such agreement, the Bank's usual rates of commission shall apply and shall be paid on demand by the customer.

5.3 Guarantees and letter of credit will only be issued by the Bank under the guarantee facility/letter of credit facility (as the case may be) in formats which are approved of by the Bank and upon the signature on behalf of the Customer (or the relevant additional party, as the case may be) of the Bank's usual form of application for the issue of a guarantee/letter of credit.

6. BUSINESS MASTER CARD / CHEQUES MARKED / ELECTRONIC BANKING FACILITIES / STANNIC/TERM LOAN / PREFERENCE SHARE FACILITY / STRUCTURED FINANCE FACILITY / ANY FACILITY NOT SPECIFICALLY REFERRED TO IN THIS ANNEXURE AND WHICH IS OFFERED BY THE BANK TO THE CUSTOMER NO OR IN THE FUTURE

         Utilisation of the above facilities is subject to the Bank's usual terms and conditions pertaining thereto or, if so required by the Bank, to the Customer (or such Additional Parties, as the Bank may require) having accepted the Bank's or other entity's separate terms and conditions pertaining to the facility in question.




                                     ------

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                                                                              15




                         DURBAN ROODEPOORT DEEP, LIMITED
                                 ("the Company")


                  EXTRACT FROM A RESOLUTION OF THE DIRECTORS OF
                         DURBAN ROODEPOORT DEEP, LIMITED
                            PASSED ON 7 OCTOBER 2002


RESOLVED

1. THAT the Company accepts banking facilities offered to it by The Standard Bank of South Africa Limited ("the Bank") as set out in the Bank's letter dated 7 October 2002 and which has been laid before and approved by this meeting. (Annexure A); and

2. THAT Mr I.L. Murray, in his capacity as chief financial officer of the Company be and he is hereby authorised and empowered to accept on behalf of the Company the terms and conditions of the above facilities.


IT IS CERTIFIED THAT:

The borrowings contemplated in the facilities letter are within the borrowing powers of the Company and its directors;

The proceeds of the facilities will be utilised for purposes falling within the capacity of the Company; and

The specimen signature of the authorised signatory in terms of the above resolutions is as follows:

(Signed)
I L MURRAY
CERTIFIED A TRUE COPY


                                                             7 - 10 - 2002
-----------------------                                      -------------
COMPANY SECRETARY                                            DATE



[LAST SIGNED 7 OCTOBER 2002]